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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" in the Registration Statement (Form S-3) and related Prospectus of Ribozyme Pharmaceuticals, Inc. for the registration of 2,887,188 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 2000, with respect to the financial statements of Ribozyme Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Denver, Colorado
July 3, 2000

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